MABON SECURITIES CORP.
                    Members New York Stock Exchange, Inc.
                                One Liberty Plaza
                      165 Broadway, New York, NY  10006


                                                                  July 1, 1993


CONFIDENTIAL
- ------------

Richard K. Matros
President and Chief Operating Officer
Care Enterprises, Inc.
2742 Dow Avenue
Tustin, CA  92680-7245

Gentlemen:

    This letter agreement (the "Agreement") confirms the understanding and agreement between Mabon Securities Corp. ("Mabon") and Care Enterprises, Inc. ("Care") or the "Company") whereby the Company engages Mabon to provide investment banking services subject to the following terms and conditions:

    1. Mabon is hereby engaged as exclusive financial advisor to the Company in connection with arranging an approximate $30 million private placement of Senior Secured Notes for the Company (the "Financing").

    2. In connection with the Financing, Mabon will: (i) advise the Company with respect to the form and structure of the Financing;
             (ii) assist the Company in developing an offering memorandum satisfactory to the Company (subject to Section 9 below) to be provided to prospective investors (the "Investors"); (iii) identify and make initial contacts with Investors; (iv) assist the Company in conducting presentations and due diligence meetings with Investors; (v) assist in closing the Financing; and (vi) provide such other financial advisory and investment banking services as may from time to time be mutually agreed. It is recognized that the Company shall retain the right to control all negotiations with Investors, and shall retain the right to approve or reject any proposed Financing terms in its sole discretion.

    3. Mabon will be engaged as exclusive financial advisor to the Company with respect to the Financing for a period commencing on the date of this Agreement and ending on the earlier of four (4) months from such date or the closing of the Financing; provided, however, that the Company at its option may extend such engagement period for up to an additional four (4) months, by notice to Mabon. If the Company terminates this engagement prior to the expiration of the engagement period, or if the engagement period expires prior to the completion of the Financing, Mabon will provide the Company, within 10 days, with a list of Investors contacted by Mabon who had expressed interest in investing in the Financing and a desire to have further conversations with Mabon or with the Company concerning investing in the Financing. Except as provided in Section 7, if within ten (10) months from the date of this letter, the Company completes any part of the Financing with any of such Investors, Mabon will be compensated as follows:

             (a) in the event that the Company retains a full-service investment bank (which for purpose hereof shall be deemed an investment bank which engages in securities underwritings as well as private placements) subsequent to the expiration or termination of this agreement, and closes the Financing or any portion thereof with any such Investors, Mabon will receive 50% of its fees as defined in Section 4 below with respect to the amount of the Financing purchased by such Investors; or

             (b) in the event that the Company, subsequent to the expiration or termination of this agreement, without retaining a full-service investment bank, closes the Financing or any portion thereof with any such Investors, Mabon will receive its fees as defined in Section 4 below with respect to the amount of the Financing purchased by such Investors.

             This engagement may be terminated by either the Company or Mabon, at any time and for any reason, upon ten (10) days' written notice from one party to the other. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company's obligations to pay fees and reimburse expenses incurred up to the point of termination, which are contained herein and in the Indemnification Provisions (as hereinafter defined) will survive any such termination.

    4. As compensation for the services provided by Mabon hereunder, the Company agrees to pay to Mabon certain fees as follows:

             (a) The Company will pay Mabon a retainer fee (the "Retainer Fee") of $25,000, which will be payable in cash upon signing this Agreement.

             (b) Upon completion of an offering memorandum satisfactory to the Company, prior to going to market, the Company will pay Mabon an additional $25,000, payable in cash. If for any reason, not the fault of the Company, Mabon is unsuccessful in arranging the Financing, Mabon agrees to reimburse the Company for the additional $25,000 payment, payable in cash.

             (c) Upon successful completion of the Financing, Mabon will receive an amount, payable in cash, equal to 2.00% of the Company's gross proceeds from the Financing, less the $50,000 previously paid.

    5. In addition to any fees that may be payable to Mabon, the Company will reimburse Mabon, promptly upon request from time to time, for its reasonable out-of-pocket expenses incurred in connection with this engagement, including without limitation the reasonable professional fees and expenses incurred by Mabon, including reasonable fees and expenses of legal counsel, if any Mabon will receive prior approval from the Company before incurring any expenses for which it intends to seek reimbursement that exceed $15,000 of total reimbursements hereunder.

    6. During the period that Mabon is engaged by the Company, the Company shall not directly or indirectly initiate any discussions or other contacts, or solicit any inquiries or indications, concerning the Financing except through Mabon. The Company shall promptly furnish Mabon with the names of all parties that the Company, its directors, officers and its controlling shareholders have conducted any discussions with, received inquiries from, or had any other contacts with, prior to the date hereof, concerning an investment in the Company and shall promptly inform Mabon of the identity of any third party that subsequently makes any such inquiry or whose interest in a possible investment in the Financing subsequently becomes known to the Company.

    7. In the event the Company experiences a "change in control" transaction (a merger in which the Company is a participant or a sale of shares of outstanding stock of the Company in either case the result of which is to cause a change in the beneficial holdings of more than 30% of the outstanding shares of stock of the Company, or a sale of all or substantially all of the assets of the Company) during their term of this engagement, or if initial discussions regarding a change in control occur during our engagement period which will delay or prevent the Financing (collectively, the "Disruption") and as a consequence, the Company terminates this engagement prior to the expiration of the engagement period or the engagement period expires prior to the completion of the Financing (in either case subject to the right of the Company to extend the engagement period as set forth in
             Section 3), then either (i) the Company will negotiate to engage Mabon as financial advisor in connection with such transaction, in such capacity and on such terms as shall be acceptable to the Company and Mabon, each in their sole discretion respectively; or
             (ii) in lieu of any amounts then remaining payable under Sections 3 or 4 above, the Company agrees to compensate Mabon for its work on the Financing based on the following schedule:

                     a) The Company will pay Mabon $25,000 if the Disruption occurs prior to the delivery of an offering memorandum satisfactory to the Company; or

                     b) The Company will pay Mabon $75,000 if the Disruption occurs subsequent to the delivery to the Company of a satisfactory offering memorandum and prior to the receipt by Mabon of written commitments from investors to purchase up to $6.25 million of the Financing; or

                     c) If the Disruption occurs subsequent to the receipt of written commitments from Investors to purchase in excess of $6.25 million of the Financing, the Company will pay Mabon 2% of the amount represented by written commitments from Investors, less any amounts already paid under Sections 4(a) and 4(b).

For purposes of the above paragraphs (b) and (c) a "commitment" from an Investor is a writing signed by the Investor which commits the Investor to purchase a portion of the Financing pursuant to the terms of the offering memorandum reasonably satisfactory to the Company and any documents delivered pursuant thereto. These commitments may be subject to reasonably satisfactory documentation, customary "accuracy" and material adverse change" representations and warranties and closing of the entire Financing.

The amounts payable under (a) or (b) above shall be in addition to any amounts already paid to Mabon under Sections 4 (a) and 4 (b) above.

    8. In consideration of Mabon's services on behalf of the Company in connection with the Financing, the Company agrees to indemnify and hold harmless Mabon and each of its affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934) to the extent and as provided for in the indemnification and contribution provisions (the "Indemnification Provisions") attached hereto as Addendum A and incorporated herein in their entirety.

    9. The Company will provide to Mabon all the information requested by Mabon for the purpose of rendering investment banking services hereunder (the "Information"). The Company recognizes and confirms that:

             (a) Mabon will use and rely on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; and

             (b) Mabon does not assume responsibility for the accuracy or completeness of the Information and such other information.

             Mabon agrees to keep confidential all material, non-public Information provided to it by the Company, except as required by law or as contemplated by the terms of this Agreement. Mabon will use all non-public Information provided to it by the Company solely for the purpose of rendering services pursuant to and in accordance with this Agreement and will not, without the prior written consent of the Company, disclose any non-public Information to any person except in connection with the Financing. In the event of termination of this Agreement, Mabon will promptly return to the Company all non-public Information (and all copies thereof) furnished to Mabon by or on behalf of the Company pursuant to this Agreement. Notwithstanding the termination of this Agreement and such return of non-public Information, Mabon and its agents and advisors shall continue to be bound by its obligations of confidentiality under this Agreement. Mabon agrees that the Company shall have ultimate control over the content of any written materials prepared or utilized by Mabon hereunder, including the right to review and edit all such materials in advance of their use or distribution.

    10. During the term of this Agreement and prior to the closing of the Financing, the Company will promptly notify Mabon of any material event or development relating to the financial condition, business operations or business prospects of the Company and promptly deliver to Mabon copies of all material filings made by the Company with any regulatory agency and copies of all press releases issued by the Company.

    11. Any offering of debt will be made as a private placement to one or more corporate or institutional investors each of which investors must qualify as an "accredited investor" under Regulation D of the Securities and Exchange Commission. It is intended that such offering qualify for an exemption from registration under the Securities Act of 1933, as amended. Mabon shall conduct such offering by means other than "general solicitation" as that term is used under Regulation D.

    12. The Company agrees that Mabon, following the successful completion of the Financing, has the right to place "tombstone" advertisements in financial and other newspaper and journals, at its own expense, describing its services to the Company hereunder; provided, however, that Mabon will submit copies of such advertisements to the Company so that the Company may consent to the form of such advertisements, which consent shall not be unreasonably withheld or delayed.

    13. This Agreement shall be governed by the laws of the State of New York. The parties hereto agree to submit to arbitration any dispute arising under this Agreement. Such arbitration shall occur in Los Angeles, California and shall be conducted under the authority of the National Association of Securities Dealers, Inc., in accordance with its rules and regulations.

    14. Formal approval by Care's Board of Directors is required prior to Mabon going to market with the Financing.

    If the foregoing is in accordance with your understanding of the terms of our agreement, please sign and return to us the enclosed duplicate hereof.

                                           Very truly yours,

                                           MABON SECURITIES CORP.




                                           By: /S/ Mark P. Clein
                                              ---------------------
                                              Mark P. Clein
                                              Director


Accepted and agreed to as of the
date first written above subject
to formal approval by the Company's
Board of Directors:

CARE ENTERPRISES, INC.


By:  /S/ Richard K. Matros
    -----------------------
    Richard K. Matros
    President and Chief Operating Officer

                               ADDENDUM A

                        Indemnification Provisions
                        --------------------------


    In connection with the engagement of Mabon Securities Corp. ("Mabon") by Care Enterprises, Inc. (the "Company") pursuant to a letter agreement dated July 1, 1993 between the Company and Mabon, as it may be amended from time to time (the "Agreement"), the Company hereby agrees as follows:

    1. To the extent permitted by law, the Company will indemnify Mabon and its affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Act of 1934) against all losses, claims, damages or liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its services hereunder, except to the extent that any losses, claims, damages or liabilities (or actions in respect thereof) are found in a final judgment by a court of law to have resulted from Mabon's willful or bad faith misconduct, recklessness, or gross negligence in performing the services described herein.

    2. Promptly after receipt by Mabon of notice of any claim or the commencement of any action or proceeding with respect to which Mabon is entitled to indemnity hereunder, Mabon will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to Mabon and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, Mabon will be entitled to employ counsel separate from counsel for the Company and any other party in such action if a conflict of interests exists which makes representation by counsel chosen by the Company not advisable. In such event, the reasonable fees and disbursements of such separate counsel will be paid by the Company.

    3. To the extent permitted by law, Mabon will indemnify the Company and its affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934) against all losses, claims, damages or liabilities, as the same are incurred (including the reasonable fees and expenses of counsel) relating to or arising out of this Agreement, but only to the extent that any losses, claims, damages or liabilities (or actions in respect thereof) are found in a final judgement by a court of law to have resulted from Mabon's willful or bad faith misconduct, recklessness, or gross negligence in performing its services described herein.

    4. Promptly after receipt by the Company of notice of any claim or the commencement of any action or proceeding with respect to which the Company is entitled to indemnity hereunder, the Company will notify Mabon in writing of such claim or of the commencement of such action or proceeding, and Mabon will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Company and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Company will be entitled to employ counsel separate from counsel for Mabon and from any other party in such action if a conflict of interest exists which makes representation by counsel chosen by Mabon not advisable. In such event, the reasonable fees and disbursements of such separate counsel will be paid by Mabon.

    5. The Company agrees to notify Mabon promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

    6. If for any reason the foregoing indemnity is unavailable to the indemnified party insufficient to hold such indemnified party harmless, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Mabon on the other, but also the relative fault of the Company on the one hand and Mabon on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by an indemnifying party in respect of losses, claims, damages, and liabilities referred to above shall be deemed to include any legal or other fees and expense reasonably incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, Mabon's share of the liability hereunder shall not be in excess of the amount of fees actually received by Mabon under the Agreement (excluding any amounts received as reimbursement of expenses incurred by Mabon).

    7. These Indemnification Provisions shall remain in full force and effect whether or not the Financing contemplated by the Agreement is completed and shall survive the termination of the Agreement, and shall be in addition to any liability that either party might otherwise have to any other party under the Agreement or otherwise.


                                MABON SECURITIES CORP.




                                By: /S/ Mark P. Clein
                                   ---------------------
                                   Mark P. Clein
                                   Director


Accepted and agreed to as of the
date first written above subject
to formal approval by the Company's
Board of Directors:

CARE ENTERPRISES, INC.


By:  /S/ Richard K. Matros
    -----------------------
    Richard K. Matros
    President and Chief Operating Officer